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                                                                    Exhibit 10.3

                                                                  CONFORMED COPY

                    THE DERBY CYCLE CORPORATION AND OTHERS
                        as Borrowers and/or Guarantors


                              CHASE MANHATTAN plc
                                  as Arranger


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Banks


                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Facility Agent


                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Security Agent


                ---------------------------------------------

                              AMENDMENT AGREEMENT
                                  relating to
                    a facility agreement dated 12 May 1998

                 ---------------------------------------------
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THIS AMENDMENT AGREEMENT is made on the 30 day of April 1999

BETWEEN:

(1) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 1 (the "Borrowers");

(2) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 2 (the "Guarantors");

(3)  CHASE MANHATTAN plc (the "Arranger");

(4)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Facility Agent");

(5)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Security Agent"); and

(6)  THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE 3 (the "Banks").

WHEREAS:

(A) By a facility agreement dated 12 May 1998 as amended and restated pursuant to an amendment and restatement agreement dated 3 February 1999 (the "Facility Agreement") entered into between the parties hereto, the Banks have agreed to make certain credit facilities available to the Borrowers.

(B) The Parties hereto, with effect from the date hereof, have agreed to amend the Facility Agreement in the manner set out in Schedule 4.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

     Unless the context otherwise requires, words and expressions defined in the Facility Agreement shall have the same meaning herein.

2.   Amendments

     Each of the parties agrees that, as from the date of this Agreement, the amendments referred to at Schedule 4 shall become effective.

3.   General

     3.1 The Facility Agreement and this Agreement shall be read and construed as a single document.

     3.2 References in the Facility Agreement to the Facility Agreement howsoever characterised shall with effect from the date hereof be references to the Facility Agreement as amended by this Agreement.

     3.3 On the date hereof, the Obligors represent and warrant that no Event of Default or Potential Event of Default has occurred which has not been remedied or otherwise waived by the Banks and no Event of Default or Potential Event of Default would occur as a result of the Obligors entering into this Agreement.

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     3.4  The Company shall reimburse the Agents and the Banks for reasonable costs and expenses (including reasonable legal fees) incurred by them and their professional advisers in connection with the negotiation, preparation and execution of this Agreement and any related documentation.

     3.5 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered together shall constitute one and the same instrument.

     3.6 The Facility Agreement shall continue in full force and effect as amended by this Agreement.

     3.7 This Agreement shall be governed by and construed in accordance with English law.

     3.8  Clause 38 (Jurisdiction) of the Facility Agreement shall be deemed to
                     ------------
          apply as if it had been set out in full in this Agreement.

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                                  SCHEDULE 1

                                 The Borrowers

Raleigh Industries Limited

Sturmey-Archer Limited

Derby Holding (Deutschland) GmbH

Koninklijke Gazelle BV

The Derby Cycle Corporation

Raleigh Industries of Canada Limited

Raleigh Europe B.V.

Raleigh B.V.

Englebert Wiener Bike Parts GmbH

Winora-Staiger GmbH

Derby Holding Limited

Raleigh Fahrrader GmbH

Derby Cycle Werke GmbH

Raleigh International Limited

Curragh Finance Company

Raleigh Ireland Limited

                                                                               3
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                                  SCHEDULE 2

                                The Guarantors

Derby Holding Limited

Raleigh Industries Limited

Raleigh International Limited

Sturmey-Archer Limited

Raleigh Industries of Canada Limited

The Derby Cycle Corporation

Raleigh BV

Raleigh Europe BV

Koninklijke Gazelle BV

Derby Nederland BV

Derby Holding BV

Sturmey-Archer Europa BV

Lyon Investments BV

Derby Holding (Deutschland) GmbH

Raleigh Fahrrader GmbH

NW Sportgerate GmbH

Derby Cycle Werke GmbH

Englebert Wiener Bike Parts GmbH

Univega Worldwide Licence GmbH

Univega Beteiligungen GmbH

Univega Bikes & Sports Europe GmbH

Derby Fahrrader GmbH

Derby WS Vermogenswerwaltungs GmbH

Winora-Staiger GmbH

Curragh Finance Company

Raleigh Ireland Limited

                                                                               4
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InterDerby Group Finance N.V.

The British Cycle Corporation Limited

BSA Cycles Limited

Triumph Cycle Co. Limited

Raleigh (Services) Limited

Derby Sweden AB

                                                                               5
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                                  SCHEDULE 3

                                   The Banks

Name

The Chase Manhattan Bank

ABN Amro Bank N.V.

Bank of Scotland

BHF - Bank AG

Dresdner Bank AG, Grand Cayman branch

Lloyds Bank Plc

Midland Bank plc

Scotia Bank Europe plc

The Bank of Nova Scotia

The Sumitomo Bank, Limited

Banque Nationale de Paris

San Paolo IMI SPA

Kredietbank (Nederland) N.V.

Oldenburgische Landesbank AG

The Governor and Company of the Bank of Ireland

The Industrial Bank of Japan, Limited

                                                                               6
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                                  SCHEDULE 4


                 Further Amendments to the Facility Agreement


1. The definition of "Consolidated Net Worth" at Clause 1.2 of the Facility Agreement shall be deleted and replaced with the following:-

     "Consolidated Net Worth" means the amount (including any additional paid in capital) for the time being paid up or credited as paid up in cash on the issued share capital of the Company (other than any Excluded Share Capital):

     plus an amount (of up to $45,000,000) in respect of the value attributable to equity retained by on or behalf of DFS;

     plus any amount standing to the credit of, or (as the case may be) minus any amount standing to the debit of the consolidated income statement of the Group before any adjustment made in respect of dividends on any class of shares of the Company to the extent that the holder of such share(s) is only entitled to receive, in respect thereof, payment in kind, and not cash or other assets;

     minus any amount which is attributable to (a) the aggregate of all goodwill (to the extent created or purchased after Closing and excluding goodwill, the aggregate value of which does not exceed $15,000,000, created or purchased pursuant to the Diamond Back Acquisition), titles, trademarks, copyrights, patents, capitalised research and development expenditure (other than research and development expenditure which is capitalised in accordance with the accounting polices of the Company in force at the date of this Agreement) and other intangible assets, and (b) any upwards revaluation of assets by any Group Member after Closing; and

     minus (to the extent otherwise included) the amount attributable to the interests (if any) of outside holders of issued share capital, in any Group Member other than the Company other than RIC Preference Shares for so long as the same are exchangeable solely for A Common Stock or B Common Stock and carry no rights greater than as at the date of this Agreement and RIC is prohibited from redeeming such RIC Preference Shares pursuant to the provisions of this Agreement.

     For the purposes of the foregoing, no items shall be effectively taken into account more than once in this calculation and all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been or is required to be delivered to the Facility Agent hereunder, shall be determined from that balance sheet.

2. Clause 21.1(aa)of the Facility Agreement shall be deleted and replaced with the following definition:

     "(aa) Adjusted Borrowing Base: If at any time, the aggregate Borrowing Base of the Borrowers is less than the aggregate Deutschmark Amount of the Ancillary Facilities, (other than that portion of Ancillary Facilities which are solely available for foreign exchange transactions), Advances and Outstanding Standby L/C's at such

                                                                               7
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            time, and such breach is not remedied within ten Business Days of the delivery to the Facility Agent, in accordance with this Agreement, of the Borrowing Base Summary which identified such breach."

3. The sub-limit of $250,000 referred to at Clause 19.5(c)(iii) of the Facility Agreement shall be increased to $2,750,000 so that the entire sub-clause shall read:

            "(iii) (in addition to paragraphs (i) and (ii)) Financial Indebtedness in an aggregate principal amount (for the Group as a whole) not exceeding $2,750,000 (or the equivalent in other currencies) at any time where the aggregate of all Financial Indebtedness in excess of $250,000 are loans by the Company for the purchase by management of shares in the Company and provided that such sub-limit shall be reduced by the amount by which loans made by the Company to management to enable the purchase of shares in the Company are repaid in cash. For the avoidance of doubt the aggregate of all loans in cash to any person may not exceed $250,000".

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THE DERBY CYCLE CORPORATION                  )
for itself and on behalf of each of the      )
Borrowers and Guarantors                     )

By:                                                         SIMON GODDARD



CHASE MANHATTAN INTERNATIONAL                )
LIMITED for itself and as the Facility       )
Agent and Security Agent for and on behalf   )
of the Arranger and each of the Banks        )



By:                                                         STEPHEN CLARKE

                                                            STEPHEN HURFORD

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